Exhibit 10.1

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made and entered into as of March 10, 2004, by and between VSE Corporation, a Delaware corporation ("Employer"), and Thomas
G. Dacus ("Employee");

     WHEREAS, Employee currently is employed by Employer as Director of the Federal Group,

     WHEREAS, Employee has rendered many years of good and valuable service to the Employer and has contributed greatly to Employer' s growth and success;

     WHEREAS, Employer wishes to induce Employee to relocate to the Washington, DC area and remain in Employer's employ to prevent the significant loss which Employer would incur if Employee were to leave and to enter the employment of a competitor;

     WHEREAS, in the current business climate of takeovers and acquisitions, Employee may be concerned about the continuation of his employment and his status and responsibilities if a Change in Control (as defined below) occurs, and Employer is concerned that Employee may be approached by others with employment opportunities;

     WHEREAS, Employer desires to ensure that, if a Change in Control appears possible, Employee will be in a secure position from which to objectively engage in any potential deliberations or negotiations respecting such Change in Control without fear of any direct or implied threat to employment, status and responsibilities; and

     WHEREAS, Employee desires to have the foregoing assurances;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, Employer and Employee, each intending to be legally bound, agree as follows:

     1.   Term.    The term of Employee's employment hereunder shall commence on the date hereof and shall continue until December 31, 2006-, except as otherwise provided in Section 7. If the term of Employee's employment hereunder shall have continued until December 31, 2006, thereafter, such term of Employee's employment hereunder shall be deemed to be renewed automatically, on the same terms and conditions contained herein, for successive periods of one year each, unless and until Employee or the Employer, at least 90 days prior to the expiration of the original term or any such extended term, shall give written notice to the Employer of intent not to renew the term of Employee's employment hereunder. All references herein to the "Term" refer to the original term of Employee's employment hereunder and all extensions thereof.


     2.   Duties

          (a)  Offices

               During the Term, Employee shall serve as Employer's Director of the Federal Group. Employer agrees that Employee will be assigned only duties of the type, nature and dignity normally assigned to the Group Directors of a corporation of the size, stature and nature of Employer. During the Term, Employee shall have, at a minimum, the same perquisites of office as he had on the date hereof, and he shall report to the president and chief executive officer.

          (b)  Full-Time Basis

               During the Term, Employee shall devote, on a full-time basis, his services, skills and abilities to his employment hereunder, excepting periods of vacation, illness or Disability (as defined below), and excepting any pursuits which do not materially interfere with duties hereunder or present a conflict of interest with the interests of Employer or of any subsidiary thereof ("Subsidiary").

     3.   Compensation

          (a)  Salary

               During the Term, as compensation for services rendered by Employee hereunder, Employer shall pay to Employee a base salary at the rate of not less than his current annual rate, payable in installments in accordance with Employer's policy governing salary payments to senior officers generally ("Base Salary"). Effective January 1 of every year during the Term, Employee's compensation, including Base Salary, will be subject to review.

               (b)  Performance Bonus

               Except as otherwise provided in Section 7, in addition to the Base Salary, Employee shall be eligible for an annual performance bonus as determined by the Board or its Compensation Committee ("Performance Bonus"). Any Performance Bonus payable pursuant to this Section 3(b) shall be paid within 60 days after the end of the fiscal year to which such Performance Bonus relates.

          (c)  Other Compensation Plans or Arrangements

               During the Term, Employee shall also be eligible to participate in all other currently existing or subsequently implemented compensation or benefit plans or arrangements available generally to other officers or senior officers of Employer, including Employer's "Deferred Supplemental Compensation Plan," ESOP/401(k), and any stock grant, stock option, stock purchase or similar stock plans or arrangements.

          (d)  Tax Withholdings

               Employer shall withhold from Employee's compensation hereunder and pay over to the appropriate governmental agencies all payroll taxes, including income, social security, and unemployment compensation taxes, required by the federal, state and local governments with jurisdiction over Employer.

     4. Benefits. During the Term, Employee shall be entitled to such comparable fringe benefits and perquisites as may be provided to any or all of Employer's senior officers pursuant to policies established from time to time by the Board. These fringe benefits and perquisites shall include holidays, group health insurance, short-term and long-term disability insurance, and life insurance, vehicle allowances, and supplemental executive health care benefits. Also, during the Term, Employee shall be entitled to 30 days paid leave per annum and to accrue unused leave from year to year and to be reimbursed for the costs of physical examinations up to $1,000 per annum.

     5. Expenses and Other Perquisites. Employer shall reimburse Employee for all reasonable and proper business expenses incurred by him during the Term in the performance of his duties hereunder, in accordance with Employer's customary practices for senior officers, and provided such business expenses are reasonably documented. Also, during the Term, Employer shall continue to provide Employee with an office and suitable office fixtures, telephone services, and secretarial assistance of a nature appropriate to Employee's position and status.

     6.   Exclusive Services, Confidential Information, Business
          Opportunities and Non-Solicitation

          (a)  Exclusive Services

               (i) During the Term, Employee shall at all times devote his full-time attention, energies, efforts and skills to Employer's business and shall not, directly or indirectly, engage in any other business activity, whether or not for profit, gain or other pecuniary advantages, without the Board's written consent provided that such prior consent shall not be required with respect to (1) business interests that neither compete with Employer or any Subsidiaries nor interfere with Employee's duties and obligations hereunder, and (2) Employee's charitable, eleemosynary, philanthropic or professional association activities.

               (ii) During the Term, Employee shall not, without the Board's prior written consent, directly or indirectly, either as an officer, director, employee, agent, advisor, consultant, principal, stockholder, partner, owner or in any other capacity, on Employee's own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to his knowledge, is about to become, engaged in the business of providing engineering, management, energy or environmental services to the United States Government or any department, agency, or instrumentality thereof or any state or local governmental agency or to any person, corporation or other entity (collectively a "Person") with which Employer or any Subsidiary is currently or has previously done business or any subsequent line of business developed by Employee or any Subsidiary during the term. Notwithstanding the foregoing, Employee shall be permitted to own passive investments in publicly held companies provided that such investments do not exceed five percent of any such company's outstanding equity.

          (b)  Confidential Information

               During the Term and for the first 24 consecutive months after the termination of the Term, Employee shall not disclose or use, directly or indirectly, any Confidential Information (as defined below). For the purposes of this Agreement, "Confidential Information" shall mean all information disclosed to Employee, or known by him as a consequence of or through his employment with Employer or any Subsidiary, where such information is not generally known in the trade or industry or was regarded or treated as confidential by Employer or any Subsidiary, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of Employer or its Subsidiaries. Confidential Information shall include business and development plans (whether contemplated, initiated or completed), information with respect to the development of technical and management services, business contacts, methods of operation, results of analysis, business forecasts, financial data, costs, revenues, and similar information. Upon termination of Term, Employee shall immediately return to Employer all of property of Employer or any Subsidiary and Confidential Information which is in tangible form, and all copies thereof.

          (c)  Business Opportunities

               (i) During the Term, Employee shall promptly disclose to Employer each business opportunity of a type which, based upon its prospects and relationship to the existing businesses of Employer or any Subsidiary, Employer or any Subsidiary might reasonably consider pursuing. Upon termination of the Term, regardless of the circumstances thereof, Employer shall have the exclusive right to participate in or undertake any such opportunity on its own behalf without any involvement of Employee.

               (ii) During the Term, Employee shall refrain from engaging in any activity, practice or act which conflicts with, or has the potential to conflict with, the interests of Employer or its Subsidiaries, and he shall avoid any acts or omissions which are disloyal to, or competitive with Employer or its Subsidiaries.

          (d)  Non-Solicitation of Employees

               During the Term and for the first 24 consecutive months after termination of the Term, Employee shall not, except in the course of duties hereunder, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person to leave the employ of Employer or any Subsidiary, or solicit or offer employment to any person who was employed by Employer or any Subsidiary at any time during the twelve-month period preceding the solicitation or offer.

          (e)  Covenant Not To Compete

               (i) During the period of his employment and for a one (1) year period commencing with the effective date of the termination of Employee's employment with the Company for any reason and under any circumstances, Employee shall not, without the prior written consent of the Company, alone or with others, whether as an owner, stockholder, partner, lender, investor, employee, consultant, contractor, subcontractor or in any other capacity, directly or indirectly: (a) engage, within a fifty (50) mile radius of any office of the Company, in any business activity that is competitive with the business of the Company or otherwise in conflict with or contrary to the interests of the Company, including without limitation, the business of performing engineering and management services for the United States Government, and services within the tele-communications technologies industries, all as such businesses and services are more particularly described in the then most recent "VSE Corporation Annual Report",
                    (b) solicit any person or entity who then is or was at any time during Employee's employment, a customer of the Company (including without limitation any person or entity who was at any time during Employee's employment solicited to be a customer of the Company where Employee was directly or indirectly involved in such solicitation) to cease doing business as to curtail business with the Company, or (c) solicit any person who then is or was in the preceding six (6) months an employee or independent contractor of the Company to end his or her relationship with the Company or to work for any other person or entity as an employee or independent contractor.

               (ii) For purposes of this Agreement, Employee shall be deemed to engage in competition with Employer if he shall directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, consult with or otherwise assist any person or entity engaged in providing technical and management services to any person or entity which Employer or any Subsidiary, during the Term, has developed or is working to develop. Notwithstanding anything herein to the contrary, if Employer is in material breach of this Agreement, the provisions of this Section 6 shall not apply.

          (f)  Employee Acknowledgment

               Employee hereby agrees and acknowledges that the restrictions imposed upon by the provisions of this Section 6 are fair and reasonable considering the nature of Employer's business, and are reasonably required for Employer's protection.

          (g)  Invalidity

               If a court of competent jurisdiction or an arbitrator shall declare any provision or restriction contained in this Section 6 as unenforceable or void, the provisions of this Section 6 shall remain in full force and effect to the extent not so declared to be unenforceable or void, and the court may modify the invalid provision to make it enforceable to the maximum extent permitted by law.

          (h)  Specific Performance

               Employee agrees that if Employee breaches any of the provisions of this Section 6, the remedies available at law to Employer would be inadequate and in lieu thereof, or in addition thereto, Employer shall be entitled to appropriate equitable remedies, including specific performance and injunctive relief. Employee agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement, and Employee authorizes Employer to make known the terms of Sections 6 and 7 hereof to any Person, including future employers of Employee.





     7.   Termination

          (a)  By Employer

               (i)  Termination for Cause

                    Employer may for Cause (as defined below) terminate the Term at any time by written notice to Employee. For purposes of this Agreement, the term "Cause" shall mean any one or more of the following: (1) conduct by Employee which is materially illegal or fraudulent or contrary to Company policy; (2) the breach or violation by Employee of any of the material provisions of this Agreement, provided that Employee must first be given notice by the President or the Board of the alleged breach or violation and 30 days to cure said alleged breach or violation; (3) Employee's use of illegal drugs or abuse of alcohol or authorized drugs which impairs Employee's ability to perform duties hereunder, provided that Employee must be given notice by the President/CEO of such impairment and 60 days to cure the impairment;
                    (4) Employee's knowing and willful neglect of duties or negligence in the performance of duties which materially affects Employer's or any Subsidiary's business, provided that Employee must first be given notice by the President/CEO or the Board of such alleged neglect or negligence and 30 days to cure said alleged neglect or negligence. If a termination occurs pursuant to clause
                    (1) above, the date on which the Term is terminated (the "Termination Date") shall be the date Employee receives notice of termination and, if a termination occurs pursuant to clauses (2), (3) or (4) above, the Termination Date shall be the date on which the specified cure period expires. In any event, as of the Termination Date (in the absence of satisfying the alleged breach or violation within the applicable cure period), Employee shall be relieved of all duties hereunder and Employee shall not be entitled to the accrual or provision of any compensation or benefit, after the Termination Date but Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, Performance Bonuses, paid leave benefits, Deferred Compensation Units, Deferred Supplemental Compensation to the extent permitted by the plans, and reimbursement of incurred business expenses.

               (ii) Termination Without Cause

                    Employer may, in its sole discretion, without Cause, terminate the Term at any time by providing Employee with (a) 60 days' prior notice thereof and (b) on or prior to the Termination Date, a lump sum severance compensation payment equal to one (1) times the total amount of Employee's Annual Base Salary payable hereunder, based upon the amount in effect as of the effective Termination Date. In such event, Employee shall not be entitled to the accrual or provision of any other compensation or benefit after the Termination Date other than (a) the medical and hospitalization benefits for the first 18 months after the Termination Date or longer if permitted under Employer's policies and procedures; (b) the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, Performance Bonus, paid leave benefits, Deferred Compensation Units, Deferred Supplemental Compensation and reimbursements of incurred expenses; and (c) all stock options or similar rights to acquire capital stock granted by Employer to Employee shall automatically become vested and exercisable in whole or in part. It is understood and agreed that the expiration or non-renewal of the Term by Employer shall not be considered a termination without Cause for the purposes of this Agreement.

          (b)  Death or Disability

               The Term shall be terminated immediately and automatically upon Employee's death or "Disability." The term "Disability" shall mean Employee's inability to perform all of the essential functions of his position hereunder for a period of 26 consecutive weeks or for an aggregate of 150 work days during any 12-month period by reason of illness, accident or any other physical or mental incapacity, as may be permitted by applicable law. Employee's capability to continue performance of Employee's duties hereunder shall be determined by a panel composed of two independent medical doctors appointed by the Board and one appointed by the Employee or designated representative. If the panel is unable to reach a decision, the matter will be referred to arbitration in accordance with Section 8. In the event of Employee's death or Disability for any period of six consecutive months, Employee (or designated beneficiary) will be paid his Base Salary then in effect for one full year following the date of death or disability.

          (c)  By Employee

               (i) Employee may, in his sole discretion, without cause, terminate the Term at any time upon 60 days' written notice to Employer. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve Employee of all duties and terminate the Term at any time prior to the expiration of said notice period, it being understood that such termination would not be considered a termination without Cause pursuant to
                    Section 7(a)(ii) above. If the Term is terminated by Employee or Employer pursuant to this Section 7(c)(i), Employee shall not be entitled to any further Base Salary or the accrual or provision of any compensation or benefits after the Termination Date, except standard medical and hospitalization benefits in accordance with Employer's policy.

               (ii) If, during the Term, a Change of Control (as defined
                    below) occurs, Employee may, in his sole discretion, terminate the Term upon 30 days' notice to Employer. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve Employee of all duties hereunder and terminate the Term at any time prior to the expiration of said notice period, and such termination shall not be considered a termination without Cause pursuant to Section 7(a)(ii) above. However, if this Agreement is terminated by Employee or Employer pursuant to this Section 7(c)(ii), Employee shall be entitled to
                    (a) payment on or prior to the Termination Date of a lump sum severance compensation payment equal to one (1) times the total amount of Employee's Annual Base Salary payable hereunder, based on the amount in effect as of the Termination Date; (b) continue the medical and hospitalization benefits in accordance with Employer's policy and to payment of all compensation and other benefits that shall have accrued as of the Termination Date, as described in Section 7(a)(ii)(l); and (c) to the automatic vesting and exercisability in whole or in part of all stock options or similar rights to acquire capital stock granted by Employer to Employee; provided that Employee shall not be entitled, after the Termination Date to the accrual or provision of any other compensation payable hereunder, including the Performance Bonus.

          (d)  Change of Control

               For purposes of this Section 7, a "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

               (i) any "person," including a "group," as such terms as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively the "Exchange Act"), other than a trustee or other fiduciary holding voting securities of Employer ("Voting Securities") under any Employer-sponsored benefit plan, becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 30% or more of the outstanding Voting Securities;

               (ii) a cash tender or exchange offer is completed for such amount of Voting Securities which, together with the Voting Securities then beneficially owned, directly or indirectly, by the offeror (and affiliates thereof) constitutes 40% or more of the outstanding Voting Securities;

               (iii)except in the case of a merger or consolidation in which
                    (a) Employer is the surviving corporation and (b) the holders of Voting Securities immediately prior to such merger or consolidation beneficially own, directly or indirectly, more than 50% of the outstanding Voting Securities immediately after such merger or consolidation (there being excluded from the number of Voting Securities held by such holders, but not from the outstanding Voting Securities, any Voting Securities received by affiliates of the other constituent corporation(s) in the merger or consolidation in exchange for stock of such other corporation), Employer's shareholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of Employer's assets; or

               (iv) two or more directors are elected to the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election. For purposes of this Section 7, "affiliate" of a person or another entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

          (e)  No Duty to Mitigate

               If Employee is entitled to the compensation and other benefits provided under Sections 7(a)(ii) or (c)(ii), Employee shall have no obligation to seek employment to mitigate damages hereunder.

     8.   Arbitration.   Whenever a dispute arises between the parties
          concerning this Agreement or any of the obligations hereunder, or Employee's employment generally, Employer and Employee shall use their best efforts to resolve the dispute by mutual agreement. If any dispute cannot be resolved by Employer and Employee, it shall be submitted to arbitration to the exclusion of all other avenues of relief and adjudicated pursuant to the American Arbitration Association's Rules for Employment Dispute Resolution then in effect. The decision of the arbitrator must be in writing and shall be final and binding on the parties, and judgment may be entered on the arbitrator's award in any court having jurisdiction thereof. The arbitrator's authority in granting relief to Employee shall be limited to an award of compensation, benefits and unreimbursed expenses as described in Sections 3, 4, and 5 above, and to the release of Employee from the provisions of Section 6 and the arbitrator shall have no authority to award other types of damages or relief to Employee, including consequential or punitive damages. The arbitrator Shall also have no authority to award consequential or punitive damages to Employer for violations of this Agreement by Employee. The expenses of the arbitration shall be borne by the losing party to the arbitration and the prevailing party shall be entitled to recover from the losing party all of its own costs and attorneys' fees with respect to the arbitration. Nothing in this
          Section 8 shall be construed to derogate Employer's rights to seek legal and equitable relief in a court of competent jurisdiction as contemplated by Section 6(h).

     9.   Non-Waiver.    It is understood and agreed that one party's failure at
          any time to require the performance by the other party of any of the terms, provisions, covenants or conditions hereof shall in no way affect the first party's right thereafter to enforce the same, nor shall the waiver by either party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

     10. Severability. If any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provision thereof.

     11. Survivability. Unless otherwise provided herein, upon termination of the Term, the provisions of Sections 6(b), (d) and (e) shall nevertheless remain in full force and effect.

     12. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the Commonwealth of Virginia, without regard to the conflict of law provisions thereof.

     13. Construction. The paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof. All references herein to Sections shall be deemed to refer to Sections of this Agreement.

     14. Entire Agreement. This Agreement contains and represents the entire agreement of Employer and Employee and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in writing signed by each of Employer and Employee. No representation, promise or inducement has been made by either Employer or Employee that is not embodied in this Agreement, and neither Employer nor Employee shall be bound by or liable for any alleged representation, promise or inducement not specifically set forth herein.

     15. Assignability. Neither this Agreement nor any rights or obligations of Employer or Employee hereunder may be assigned by Employer or Employee without the other party's prior written consent. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Employer and Employee and their heirs, successors and assigns.

     16. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed:
          (a) if to Employer, to Chief Executive Officer, c/o VSE Corporation, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499 or (b) if to Employee, to the last known home address on file with Employer, or to such other address as Employer or Employee shall have furnished to the other in writing.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective as of the day and year first above written.


                                   VSE CORPORATION
                                a Delaware corporation




Date:  March 10, 2004                   By: /s/ D. M. Ervine
                                            ______________________________
                                            D. M. Ervine
                                            Chairman and Chief Executive
                                            Officer




Date:   March 10, 2004                  By: /s/ T. G. Dacus
                                            ______________________________

                                            T. G. Dacus